UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2022

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2000 Center Drive, Suite East C300, Hoffman Estates, IL 60192
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2022 Heritage-Crystal Clean, Inc. (the "Company") awarded Mark DeVita, the Chief Financial Officer & Executive Vice President of the Company ("Executive"), 36,471 restricted stock units ("RSUs") pursuant to the Grant Notice and Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K ("the Agreement"). The RSUs were granted under Heritage-Crystal Clean, Inc. 2019 Incentive Plan (the "Plan").

Two-thirds of the RSUs (24,314 RSUs) are subject to the performance-based vesting terms based on (i) the Company achieving one or more Share Price Targets as set forth in the table below during the three-year period beginning on September 21, 2022 (the “Performance Period”) and (ii) the Executive remaining employed by the Company through the Performance Period.

Share Price Target	Percentage of Performance-Based RSUs Satisfying the Performance Target
Less than $33.79	0%
$33.79	25%
$38.79	50%
$43.79	75%
$48.79	100%

A Share Price Target is deemed met prior to a Change in Control (as defined in the Plan) if the Company’s average closing stock price during a continuous ninety (90) day period within the Performance Period equal or exceeds the dollar value corresponding to such Share Price Target. There shall be linear interpolation between the Share Price Targets above as they relate to the Percentage of Performance-Based RSUs satisfying the Performance Target. If a Change in Control occurs on or before the end of the Performance Period, all unvested Performance-Based RSUs and all Time-Based RSU’s shall vest at 100% on the date of the Change in Control. Any portion of the Performance-Based RSUs that satisfies the Share Price Targets shall remain vested regardless of the Company’s subsequent stock price performance during the Performance Period. Any portion of the Performance-Based RSUs that has not satisfied the Share Price Targets by the end of the Performance Period shall be immediately forfeited.

One-third of the RSUs (12,157 RSUs) vest in equal installments on each the first three anniversaries of September 21, 2022, subject to Executive’s continuous employment or service with the Company through such date. All unvested Time-Based RSUs shall immediately vest in full in the event, and as of the date, of the Change in Control. If the Executive experiences a Termination of Service (as defined in the Plan) for any reason except other than for cause and certain other exceptions set forth in the Agreement, Executive’s right in any unvested RSUs shall be forfeited.

The foregoing description of the terms of the Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Exhibit number	Description
10.1	Heritage-Crystal Clean, Inc. Grant Notice and Agreement dated December 5, 2022 between the Company and Mark DeVita

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: December 9, 2022	By: /s/ Mark DeVita Title: Chief Financial Officer & Executive Vice President